UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  December 6, 2004
                                                  -----------------------------

                        Capital Senior Living Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

    1-13445                                                75-2678809
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(Commission File Number)                     (IRS Employer Identification No.)

     14160 Dallas Parkway
     Suite 300
     Dallas Texas                                          75254

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(Address of Principal Executive Offices)                 (Zip Code)

                                 (972) 770-5600
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Triad I

     On December 6, 2004, certain subsidiaries of Capital Senior Living Corporation (together with all of its subsidiaries, the "Company") entered into agreements pursuant to which the Company acquired all outstanding partnership interests owned by unrelated parties in Triad Senior Living I, L.P. ("Triad I"). These transactions were dated effective as of November 30, 2004. Triad I owns five Waterford senior living communities, located in Shreveport, Louisiana, Mesquite, Texas, Fort Worth, Texas and two in San Antonio, Texas, as well as two assisted living expansions in Canton, Ohio and Merrillville, Indiana. Before these transactions, the Company had owned 1% of Triad I.

     The Company acquired the outstanding interests in Triad I in two separate transactions. In the first transaction, the Company acquired an 80% limited partnership interest from LB Triad Inc., an affiliate of Lehman Brothers ("Lehman"). Consideration paid by the Company to Lehman for this acquisition was $4,000,000 cash and a promissory note. The note is non-interest bearing and has a term of 5 years. The note provides for payment in full of $3,500,000 if paid before November 29, 2008, $4,250,000 if paid before November 29, 2009, or $5,000,000 if paid on November 30, 2009. As part of the transaction, the Company and Lehman executed mutual releases related to Triad I.

     In the second transaction, the Company acquired a 1% general partner interest and an 18% limited partner interest from Triad Senior Living, Inc., an unrelated third party in exchange for a note owed by Triad Senior Living, Inc. to the Company.

     The Company will continue to manage the Triad I communities.

Spring Meadows

     On December 6, 2004, the Company entered into agreements pursuant to which the Company became a 5% owner in four (4) joint ventures (collectively, the "SHP/CSL Joint Ventures") with Senior Housing Partners II, L.P., a fund managed on behalf of its clients by Prudential Real Estate Investors. The SHP/CSL Joint Ventures acquired four senior housing communities located in Libertyville, Illinois, Naperville, Illinois, Summit, New Jersey and Trumbull, Connecticut (the "Spring Meadows Properties") from joint ventures which had been owned at one time by an affiliate of Lehman Brothers ("Lehman") and the Company. The transactions were dated effective as of November 30, 2004.

     The transactions occurred in two steps. In the first step, the Company acquired Lehman's interests in the joint ventures which owned the Spring Meadows Properties (the "Lehman Joint Ventures"). The Company paid Lehman $11,500,000 in cash for acquisition of these interests. Also as part of the transaction, Lehman terminated all of its various loans (both secured mezzanine loans and member loans) made to the Lehman Joint Ventures. The Company and Lehman also executed mutual releases related to the Lehman Joint Ventures and the Spring Meadows Properties. As a result of these transactions, the Company became the 100% owner of all interests in the Lehman Joint Ventures.

     In the second step of these transactions, the Lehman Joint Ventures sold the Spring Meadows Properties to the SHP/CSL Joint Ventures for an aggregate sales price of $77,500,000. The SHP/CSL Joint Ventures assumed, as part payment of the sales price, approximately $51,500,000 of debt with Guaranty Bank. The Company contributed in an aggregate amount of approximately $1,300,000 to the SHP/CSL Joint Ventures for a 5% interest in the SHP/CSL Joint Ventures.

     The Company will continue to manage the Spring Meadows Properties.

Item 9.01  Financial Statements and Exhibits

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

          No.      Exhibit Name

          The following exhibits to this current report on Form 8-K are not being filed but are being furnished pursuant to Item 9.01:

          99.1     Press Release dated December 7, 2004
          99.2     Press Release dated December 8, 2004




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 10, 2004                Capital Senior Living Corporation


                                        By:  /s/ Ralph A. Beattie
                                        Name:   Ralph A. Beattie
                                        Title:  Executive Vice President and
                                                Chief Financial Officer

                                  EXHIBIT INDEX

         Exhibit No.              Exhibit Name

          The following exhibits to this current report on Form 8-K are not being filed but are being furnished pursuant to Item 9.01:

             99.1                 Press Release dated December 7, 2004
             99.2                 Press Release dated December 8, 2004